UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2019

STEWART INFORMATION SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd., Suite 100 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2019, David A. Fauth’s employment as Group Senior Vice President of Stewart Title Guaranty Company and Stewart Title Company, each wholly-owned subsidiaries of Stewart Information Services Corporation (the “Company”), was terminated.

Pursuant to a Voluntary Separation Agreement and Release dated October 1, 2019 (the “Separation Agreement”) by and between Mr. Fauth and Stewart Title Company, Mr. Fauth has agreed to protect the Company’s confidential information and to comply with certain non-competition, non-solicitation and cooperation provisions. The Separation Agreement also provides for a customary general release of claims, as well as certain other standard terms. Pursuant to the Separation Agreement and applicable law, Mr. Fauth has up to twenty-one (21) days to execute the Separation Agreement and up to fifteen (15) days thereafter to revoke the Separation Agreement. If Mr. Fauth does not revoke the Separation Agreement and complies with his obligations thereunder, he will be entitled to a severance payment of $400,000, less applicable payroll taxes, payable in semi-monthly installments, beginning no later than the pay period following thirty (30) days after the date all applicable revocation periods under the Separation Agreement have expired.

The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ David C. Hisey
David C. Hisey, Chief Financial Officer, Secretary, Treasurer

Date: October 2, 2019